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                                                                   EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                                  MADISON BANK
                                       AND
                                 DAVID PAETZOLD

        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 31st day of May 2000, by and between MADISON BANK, a Florida chartered commercial bank (the "Employer" or the "Bank") and David Paetzold ("Employee"). Employer and Employee are collectively referred to herein as the "Parties."

                                    RECITALS

        WHEREAS, the Bank wishes to retain Employee as its Executive Vice President/Senior Loan Officer to perform the duties and responsibilities as are described in this Agreement and as the Bank's Board of Directors ("Board") may assign to Employee from time to time; and

        WHEREAS, Employee desires to become employed by the Bank and to serve as the Bank's Executive Vice President/Senior Loan Officer in accordance with the terms and provisions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                 OPERATIVE TERMS

        1. EMPLOYMENT AND TERM. The Bank shall employ Employee and Employee shall be employed pursuant to the terms of this Agreement to perform the services specified in Section 2 herein. The initial term of employment shall be for a period of 12 months, commencing on November 1, 1999 (the "Effective Date"). Upon each new day of the 12 month period of employment from the Effective Date until the employee's 65 birthday, the term of this Agreement shall be automatically extended for one additional day, to be added to the end of the then-existing 12 month term. Accordingly, at all times prior to (i) the employee's attaining age 65 and (ii) a notice of employment termination (or an actual termination), the term of this Agreement shall be 12 full months. However, either Party may terminate this Agreement by giving the other Party written notice of intent not to renew.

        The Board shall, on an annual basis, review Employee's performance and this Agreement. The automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of death or disability or retirement, or an employment termination made voluntarily by the Employee (other than for Good Reason as defined in Section 9[d], or involuntarily for Cause as defined in Section 9[b]).

        In the event the Employee gives notice of employment termination, the Bank may elect, at its sole option, to have the term of this Agreement expire immediately or upon the 30th day following the delivery to the Employer of such notice of employment termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason, a voluntary employment termination by the Employee shall result in the termination of the rights and obligations of the Parties under this Agreement; provided, however, that the terms and provisions of Section 12, 13, 14, 15, 16 and 18 shall continue to apply.


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        In the event the Bank desires to involuntarily terminate the Employee's employment (for purposes of this Agreement, a voluntary employment termination by the Employee for Good Reason shall be treated as an involuntary termination of the employee's employment without Cause), the Bank shall deliver to the Employee a notice of employment termination, and the following provisions shall apply:

           (a) In the event the involuntary termination is for Cause or due to illness or incapacity pursuant to Section 7 herein, this Agreement shall terminate immediately upon delivery to the Employee of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the Parties under this Agreement, with the exception of Sections 13, 14, 15, 16 and 18.

           (b) In the event the involuntary termination is without Cause, the Employee shall be entitled to receive the severance benefits set forth in Section 9(f) herein and will remain subject to the provisions of Sections 13, 14, 15, 16 and 18 herein.

        2. POSITION, RESPONSIBILITIES AND DUTIES. During the term of this Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

           (a) SPECIFIC DUTIES: Employee shall serve as the Bank's Executive Vice President/Senior Loan Officer, through election by the Board. In such capacity, Employee shall have the same powers, duties and responsibilities of supervision and management of the Bank usually accorded to an Executive Vice President/Senior Loan Officer of similar financial institutions. In addition, Employee shall use his best efforts to perform the duties and responsibilities enumerated in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Bank, including but not limited to:

               (i)    managing Bank lending personnel;

               (ii) keeping the President of the Bank and the Board informed of important developments concerning the Bank's lending and credit administration activities, industry developments and regulatory initiatives affecting the Bank;

               (iii) maintaining adequate expense records relating to Employee's activities on behalf of the Bank;

               (iv) recommending marketing efforts to increase the lending business of the Bank;

               (v) supervising all Bank lending and credit administration activities; and

               (vi) coordinating with the Bank's President to the extent necessary to further the business of the Bank, keeping in compliance with government laws and regulations and otherwise keeping the bank in as good a financial and legal posture as possible.



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           (b) GENERAL DUTIES: During the term of this Agreement, and except for illness, vacation periods and leaves of absences, Employee shall devote all of his working time, attention, skill and best efforts to accomplish and faithfully perform all of the duties assigned to Employee on a full-time basis. Employee shall, at all times, conduct himself in a manner that will reflect positively upon the Bank. Employee shall obtain such licenses, certificates, accreditations and professional memberships and designations as the Bank may reasonably require. Employee shall join and maintain membership in such social and civic organizations as Employee or the Board deems appropriate to foster the Bank's contacts and business network in the community.

        3. COMPENSATION. During the term of this Agreement, Employee shall be compensated as follows:

           (a) BASE SALARY: Employee shall receive an annual salary of $100,000 (the "Base Salary") payable in accordance with the Bank's standard payroll practices. Employer may adjust the Base Salary from time to time based upon the Board's evaluation of Employee's performance. In no event, however, will the Base Salary be reduced without Employee's written concurrence.

           (b) INCENTIVE COMPENSATION AND BONUS: Employee shall be entitled to participate in any incentive compensation plans adopted by the Bank. In addition, Employee may be paid an annual bonus of up to 12% of the Base Salary upon Employee achieving certain performance goals. Such performance goals are to be mutually agreed upon by the Bank and Employee by December 31, 1999.

           (c) RELOCATION EXPENSES: The Bank shall advance to Employee packing, moving and out-of-pocket expenses for up to $7,000 ("Moving Expenses"). In the event Employee leaves the employ of the Bank within five months of the Effective Date, Employee shall refund the advanced Moving Expenses to the Bank within 30 days of termination. For each month thereafter that Employee remains employed by the Bank, the amount of required repayment shall be reduced by $1,000 per month.

           (d) STOCK OPTIONS: Employee shall be entitled under this Agreement, and Employer hereby agrees to grant Employee incentive stock options to acquire 10,000 shares of Employer's common stock, effective as of the Effective Date, pursuant to the terms of the Bank's 1998 Key Employee Stock Compensation Program and subject to the following conditions:

               (i) Options shall be vested in five equal installments of 2,000 shares each. The first such vesting shall occur on the first anniversary of the Effective Date, and annually on each anniversary of the Effective Date for four additional years.

               (ii) Each installment may be exercised in full or in part at anytime following the vesting date for a period of five years from such date at which time any unexercised options shall expire.

               (iii) The stock option exercise price shall be the fair market value of a share of Bank stock on the date of grant to be determined based upon the last recorded trade of Bank stock prior to the Effective Date.



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               (iv)   In the event of a Change-in-Control, as defined in Section
                      9(e) herein, any options not yet vested pursuant to subsection (i) of this Section shall be automatically vested on the day immediately preceding the effective date of the Change-in-Control occurrence.

        4. PAYMENT OF BUSINESS EXPENSES. Employee is authorized to incur reasonable expenses in performing his duties. Employer will reimburse Employee for authorized expenses, according to the Bank's established policies, promptly after Employee's presentation of an itemized account of such expenditures.

        5. VACATION. Employee is entitled to three weeks paid vacation time per year on a non-cumulative basis. Employee must be employed with the Bank for six months before being eligible to take any vacation time. All vacation time must be scheduled with advance notice to and coordination with the President of the Bank.

        6. FRINGE BENEFITS.

           (a) MEDICAL BENEFITS: Employee is entitled to participate in all medical and health care benefit plans provided by the Bank for its employees.

           (b) CLUB MEMBERSHIPS AND EDUCATION: Employer will reimburse Employee for membership dues for joining service organizations such as the Rotary Club or Kiwanis Club. Employer will also reimburse Employee for admission or attendance fees for educational meetings or seminars offered by such organizations as BAI or FBA.

        7. ILLNESS/INCAPACITY. Employee shall be paid his full Base Salary for any period of his illness or incapacity: provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than three consecutive months. At the end of such three-month period, Employer may terminate Employee's employment and this Agreement.

        8. DEATH DURING EMPLOYMENT. In the event of Employee's death during the term of this Agreement, Employer's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death, except that any compensation payable to Employee under any benefit plan maintained by Employer will be paid pursuant to its terms.

        9. TERMINATION.

           (a) ILLNESS, INCAPACITY OR DEATH: This Agreement shall terminate upon Employee's illness, incapacity or death in accordance with the provisions of Sections 7 and 8 herein.

           (b) TERMINATION FOR CAUSE: The Employer shall have the right, at any time, upon prior written notice of termination satisfying the requirements of Section 11 herein, to terminate the Employee's employment hereunder, including termination for Cause. For the purpose of this Agreement, termination for "Cause" shall mean termination for personal dishonesty, incompetence, misconduct or conduct which negatively reflects upon the Bank, breach of fiduciary duty, failure to perform the duties stated in this Agreement, violation of any law, rule or regulation (other than minor traffic violations or similar offenses), violation of a final cease-and-desist order, personal default on indebtedness which is not corrected within 30 days from the date of default. In the event



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           Employee is terminated for Cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

           (c) INVOLUNTARY TERMINATION: If the Employee is terminated by Employer other than for Cause or in connection with a Change-in-Control of the Bank (as defined in Section 9[e] herein), Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 9(f)(i) herein. In the event the Employee is terminated by Employer in connection with a Change-in-Control of the Bank, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 9(f)(ii) herein.

           (d) TERMINATION FOR GOOD REASON: Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within 20 days after a notice of such noncompliance has been given by the Employee to the Bank; or (ii) subsequent to a Change-in-Control as defined in Section 9(e) herein and without the Employee's express written consent, any of the following shall occur: the assignment to the Employee of any duties inconsistent with the Employee's position, duties, responsibilities and status with the Bank immediately prior to a Change-in-Control of the Bank; or the transfer of the Employee to any location outside of the county in which Employee was working immediately prior to the Change-in-Control.

           (e) CHANGE-IN-CONTROL: "Change-in-Control" is defined herein to mean an event where a person: (i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote more than 50% of any class of the then outstanding voting securities of the Bank; or (ii) controls in any manner the election of the directors of the Bank. For purposes of this Agreement, a Change-in-Control" shall be deemed not to have occurred in connection with a reorganization, consolidation, or merger of the Bank where the stockholders of the Bank, immediately before the consummation of the transaction, will own over 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

           (f) SEVERANCE PAYMENT:

               (i) If the Employee shall terminate his employment for Good Reason as defined in of Section 9(d) herein, or if the Employee is terminated by the Bank for other than Cause pursuant to Section 9(c) herein, then in lieu of any further salary payments to the Employee for periods subsequent to the date of termination, the Employee shall be paid, as severance, six months Base Salary plus any bonus which the Employee would have been entitled to hereunder;

               (ii) In the event Employee's employment is terminated as a result of a Change-in-Control or a Change-in-Control of the Bank occurs within 12 months of the Employees' involuntary termination or termination for Good Reason, Employee shall be entitled to a severance payment equal to his current Base Salary plus any incentive compensation or bonus which the Employee would have been entitled to hereunder.



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            Any payment under Section 9(f)(i) and 9(f)(ii) shall be made in substantially equal semi-monthly installments on the 15th and last days of each month until paid in full.

        10. REQUIRED PROVISIONS BY REGULATION. Employer and Employee acknowledge that the laws and regulations governing the Parties require that certain provisions be provided in each employment agreement with officers and employees of the Bank. The Parties agree to be bound by the following provisions:

           (a) SUSPENSION/TEMPORARY PROHIBITION: If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 655.037 Florida Statutes or under Section 8(e) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(3) and (g)(1)] the Bank's obligations under this Agreement shall be suspended as of the date of such service unless stayed by appropriate proceedings. If the charges and the notice are dismissed, the Bank may in its discretion:

               (i) pay the Employee all or part of his compensation withheld while the obligations under this Agreement are suspended; and

               (ii) reinstate (in whole or part) any of the Bank's obligations which were suspended.

           (b) PERMANENT PROHIBITION: If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 655.037 Florida Statutes or Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(4) or (g)(1)], all of the Bank's obligations under this Agreement shall terminate as of the effective date of the order, but the Employee's vested rights, if any shall not be affected.

           (c) DEFAULT UNDER FDIA: If the Bank is in default [as defined in
           Section 3(x)(1) of the Federal Deposit Insurance Act], all obligations under this Agreement shall terminate as of the date of default, but this subsection of this Agreement shall not affect the Employee's vested rights if any.

           (d) REGULATORY TERMINATION: All obligations under this Agreement shall be terminated, except to the extent that a determination has been made that continuation of this Agreement is necessary for continued operation of the Bank:

               (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

               (ii) by the Department or the Director or his or her designee, at the time the Department or the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank's determined by the Director to be in unsafe or unsound condition.



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                      Any of the Employee's rights that have already vested,
                      however, shall not be affected by such action. For purposes of this subsection of this Agreement, the term "Director" shall mean the Director of the FDIC.

        11. NOTICE OF TERMINATION.

            (a) EMPLOYEE'S NOTICE: Employee shall have the right, upon prior written notice of termination of not less than 30 days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "Good Reason", as defined in Section 9(d) herein. If the Employee provides a notice of termination for Good Reason, the date of termination shall be the date on which the notice of termination is given.

            (b) SPECIFICITY: Any termination of the Employee's employment by the Bank or by Employee shall be communicated by written notice of termination to the other Party hereto. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and (iii) set forth the date of termination, which shall be not less than 30 days nor more than 45 days after such notice of termination is given, except in the case of the Bank's termination of the Employee's employment for Cause, in which case date of termination shall be the date such notice of termination is given.

           (c) DELIVERY OF NOTICES: All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to Employer, notice shall be sent to the corporate headquarters. All such notices shall be effective five days after having been deposited in the mail if sent via first-class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. Either Party, by notice in writing, may change or designate the place for receipt of all such notices.

        12. POST-TERMINATION OBLIGATIONS. Employer shall pay to Employee such compensation as is required pursuant to this Agreement; provided, however, any such payment shall be subject to Employee's post-termination cooperation. Such cooperation shall include the following:

               (i) Employee shall furnish such information and assistance as may be reasonably required by Employer in connection with any litigation or settlement of any dispute between Employer, a customer and/or any other third parties (including without limitation serving as a witness in court or other proceedings);

               (ii) Employee shall provide such information or assistance to Employer in connection with any regulatory examination by any state or federal regulatory agency;



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               (iii)  Employee shall keep the Bank's trade secrets and other proprietary or confidential information secret to the fullest extent practicable, subject to compliance with all applicable laws.

        Upon submission of proper receipts, Employer shall promptly reimburse Employee for any reasonable expenses in current by Employee in complying with the provisions of this Section.

        13. INDEBTEDNESS. If during the term of this Agreement, Employee becomes indebted to the Bank for any reason, the Bank may, at its election, set off and collect any sums due Employee out of any amounts which the Bank may owe Employee from his Base Salary or other compensation. Furthermore, upon the termination of this Agreement, all sums owed by Employee shall become immediately due and payable. Employee shall pay all expenses and attorney's fees actually or necessarily incurred by the Bank in connection with any collection proceeding for Employee's indebtedness to us. Notwithstanding any of the foregoing, any indebtedness to us secured by a mortgage on Employee's residence shall not be subject to the foregoing provisions, and shall be governed by the loan documents evidencing such indebtedness.

        14. MAINTENANCE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee shall use his best efforts and utmost diligence to guard and protect all of the Bank's trade secrets and confidential information. Employee shall not, either during the term or after termination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Bank's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, systems, formulas, programs or other trade secrets or confidential information relating to the Bank's business. Upon termination of this Agreement or Employee's employment, for any reason, Employee shall immediately return and deliver to the Bank all records and papers and all matters of whatever nature which bear trade secrets or confidential information relating to the Bank.

        15. COMPETITIVE ACTIVITIES.

            (a) LIMITATION ON OUTSIDE ACTIVITIES: Employee agrees that during the term of this Agreement, except with the express consent of the Board, Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require Employee to devote substantial time to management or control of the business or activities in which Employee has invested.

            (b) AGREEMENT NOT TO COMPETE: Employee acknowledges that by virtue of his employment with the Bank, Employee will acquire an intimate knowledge of the activities and affairs of the Bank, including trade secrets and other confidential matters. Employee, therefore, agrees that during the term of this Agreement, and for a period of six months (in the event Employee does not receive severance compensation) or 12 months (in the event Employee does receive severance compensation) following the termination of Employee's employment hereunder, Employee shall



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            not become employed, directly or indirectly, whether as an Employee, independent contractor, consultant, or otherwise, with a federally-insured financial institution located in, or with any business enterprise, business entity or Person whose intent is to organize another financial institution in Pinellas County, Florida.

            Employee further agrees that for a period of 12 months following the termination of Employee's employment hereunder for any reason, Employee shall not directly or indirectly solicit the business of any then current customer of the Bank, regardless of whether or not Employee was responsible for generating such customer's business for the Bank. This restriction shall apply to both loan customers and depositors of the Bank.

            Employee hereby agrees that the duration of the anticompetitive covenant set forth herein is reasonable, and its geographic scope is not unduly restrictive.

        16. REMEDIES FOR BREACH.

            (a) ARBITRATION: The Parties agree that, except for the specific remedies for Injunctive Relief as contained in Section 16(b) and other equitable relief, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the Rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not be construed to permit the award of punitive damages to either Party. The prevailing Party to said arbitration shall be entitled to an award of reasonable attorneys' fees. The venue for arbitration shall be in Pinellas County, Florida.

            (b) INJUNCTIVE RELIEF: The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate Employer in the event of Employee's violation of the provisions of Section 15 of this Agreement. Thus, in the event of a breach of any of the provisions of such Section, Employee agrees that Employer, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of such Section. Should Employer prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable attorneys fees incurred by Employer in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of the wrongful issuance of any such injunction.

            (c) CUMULATIVE REMEDIES: Notwithstanding any other provision of this Agreement, the injunctive relief described in Section 16(b) herein and all other remedies provided for in this Agreement which are available to Employer as a result of Employee's breach of this Agreement,



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            are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to Employer.

        17. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Bank, and to the extent applicable, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's assets and business, or with or into which the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 10(c) and 10(d) herein.

        18. MISCELLANEOUS.

            (a) AMENDMENT OF AGREEMENT: Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

            (b) CERTAIN DEFINITIONS: For purposes of this Agreement, the following terms whenever capitalized herein shall have the following meanings:

               (i) "Person" shall mean any natural person, corporation, partnership (general or limited), trust, association or any other business entity.

               (ii) "Attorneys' Fees" shall include the legal fees and disbursements charged by attorneys and their related travel and lodging expenses, court costs, paralegal fees, etc. incurred in settlement, trial, appeal or in bankruptcy proceedings.

            (c) HEADINGS FOR REFERENCE ONLY: The headings of the Sections and the Subsections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

            (d) GOVERNING LAW/JURISDICTION: This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Any litigation involving the Parties and their rights and obligations hereunder shall be brought in the appropriate court in Pinellas County, Florida.

            (e) SEVERABILITY: If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

            (f) ENTIRE AGREEMENT: This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties. No modification, waiver or discharge of any provision or any breach of this Agreement shall be effective unless it is



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            in writing signed by both Parties. A Party's waiver of the other
            Party's breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement.

            (g) WAIVER: No course of conduct by Employer or Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any Party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

            (h) PRONOUNS: As used herein, words in the singular include the plural, and the masculine include the feminine and neuter gender, as appropriate.

            (i) RECITALS: The Recitals set forth at the beginning of this Agreement shall be deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such Recitals.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.



EMPLOYEE                            MADISON BANK



/s/ DAVID PAETZOLD                  BY: /s/ ROBERT B. McGIVNEY
------------------------------          ----------------------------------------
David Paetzold                             Robert B. McGivney
                                           President and Chief Executive Officer


/s/ ARLENE V. PHILLIPS                  /s/ ARLENE V. PHILLIPS
------------------------------          ----------------------------------------
Witness                                    Witness

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